EXHIBIT 10(I)



                               THIRD AMENDMENT TO
                          CREDIT AND SECURITY AGREEMENT

         THIS THIRD AMENDMENT, dated as of July 31st, 1999, amends and modifies a certain Credit and Security Agreement, dated as of February 4, 1997 as amended by a First Amendment to Credit and Security Agreement dated as of July 21, 1997 and by a Second Amendment to Credit and Security Agreement dated as of November 1, 1998 (as amended, the "Credit Agreement"), between U.S. BANK NATIONAL ASSOCIATION, as assignee of FBS BUSINESS FINANCE CORPORATION, (the "Lender"), PREMIUMWEAR, INC., a Delaware corporation (the "Borrower"). Terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement.

                              PRELIMINARY STATEMENT

         WHEREAS, the Borrower and the Lender desire to amend the Credit Agreement as hereinafter set forth;

         NOW, THEREFORE, for value received, the Borrower and the Lender agree as follows:

                             ARTICLE I - AMENDMENTS

         1.1 Supplement A. Supplement A to the Credit Agreement is deleted and Supplement A attached hereto is substituted in its place.

         1.2 Year 2000. A new Section 4.26 is hereby added following Section
4.25 of the Credit Agreement to read as follows:

                  4.26 Year 2000. Borrower has reviewed and assessed its business operations and computer systems and applications to address the "year 2000 problem" (that is, that computer applications and equipment used by Borrower, directly or indirectly through third parties, may be unable to properly perform date-sensitive functions before, during and after January 1, 2000). Borrower reasonably believes that the year 2000 problem will not result in a material adverse change in the Borrower's business condition (financial or otherwise) operations, properties or prospects or ability to repay Lender. Borrower agrees that this representation will be true and correct on and shall be deemed made by Borrower on each date Borrower requests any advance under this Agreement or Note or delivers any information to Lender. Borrower will promptly deliver to Lender such information relating to this representation as Lender requests from time to time.

         1.3 Construction. All references in the Credit Agreement to "this Agreement," "herein" and similar references shall be deemed to refer to the Credit Agreement as amended by this Amendment.

                   ARTICLE II - REPRESENTATIONS AND WARRANTIES

         2.1 Authorization; Validity and Binding Effect. To induce the Lender to enter into this Amendment and to make and maintain the Loans under the Credit Agreement as amended hereby, the Borrower hereby warrants and represents to the Lender that it is duly authorized to execute and deliver this Amendment and each other document delivered in connection herewith, and to perform its obligations under the Credit Agreement as amended hereby and each other document delivered in connection herewith, that this Amendment and the other documents delivered in connection herewith constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, and that the Borrower has taken all action necessary under its Articles of Incorporation, Bylaws and applicable law regarding the transactions contemplated herein.

         2.2 Affirmation of Representations and Warranties. The Borrower hereby restates all the representations and warranties in Article V of the Credit Agreement and affirms to the Lender that such representations and warranties are true and correct as though made on the date hereof the same as if made on the date hereof and fully set forth herein, except for changes that are permitted by the terms of the Credit Agreement.

                       ARTICLE III - CONDITIONS PRECEDENT

         This Amendment shall become effective on the date first set forth above; provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

         3.1 Warranties. Before and after giving effect to this Amendment, the representations and warranties in Article V of the Credit Agreement shall be true and correct as though made on the date hereof, except for changes that are permitted by the terms of the Credit Agreement.

         3.2 Defaults. Before and after giving effect to this Amendment, no Event of Default and no Unmatured Event of Default shall have occurred and be continuing under the Credit Agreement except as waived herein. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

         3.3 Documents. The following shall have been delivered to the Lender, each duly executed and dated, or certified, as of the date hereof, as the case may be:

                  (a) Secretary's Certificate. The certificate of the Secretary or an Assistant Secretary of the Borrower certifying that the resolutions authorizing any Designated Person to, among other things, execute amendments to the Credit Agreement are still in full force and effect and that the list of Designated Persons set forth in that Secretary's Certificate of February 4, 1997 has not changed.


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                  (b) Confirmation of Security Agreement. A confirmation of the
                  Third Party Security Agreement in the form of Exhibit A attached to this Amendment, duly executed by Klouda-Lenz.

                              ARTICLE IV - GENERAL

         4.1 Expenses. The Borrower agrees to reimburse the Lender upon demand for all reasonable expenses (including reasonable attorneys' fees and legal expenses of Dorsey & Whitney LLP, counsel for the Lender) incurred by the Lender in connection with the preparation of this Amendment and in enforcing the obligations of the Borrower hereunder, and to pay and save the Lender harmless from all liability for any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Borrower shall survive any termination of the Credit Agreement.

         4.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

         4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

         4.4 Law. This Amendment shall be a contract made under the laws of the State of Minnesota, which laws shall govern all the rights and duties hereunder.

         4.5 Successors; Enforceability. This Amendment shall be binding upon the Borrower and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lender and the successors and assigns of the Lender. Except as hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.





              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.


                               U.S. BANK NATIONAL ASSOCIATION

                               By /s/ Leonard H. Ramotar
                                  -------------------------------------
                                  Leonard H. Ramotar
                                  Its VP


                               PREMIUMWEAR, INC.

                               By /s/ James S. Bury
                                  -------------------------------------
                                  James S. Bury
                                  Its VP of Finance





                        Signature Page to Third Amendment

                                  SUPPLEMENT A
                            (AMENDED JULY 31ST, 1999)
                                       TO
                          CREDIT AND SECURITY AGREEMENT
                      DATED AS OF FEBRUARY 4, 1997 BETWEEN
                 U.S. BANK NATIONAL ASSOCIATION, AS ASSIGNEE OF
                 FBS BUSINESS FINANCE CORPORATION (THE "LENDER")
                                       AND
                       PREMIUMWEAR, INC. (THE "BORROWER")

         1. CREDIT AGREEMENT REFERENCE. This Supplement A, as it may be amended or modified from time to time, is a part of the Credit and Security Agreement, dated as of February 4, 1997, between the Borrower and the Lender (together with all amendments, modifications and supplements thereto, the "Credit Agreement"). Capitalized terms used herein which are defined in the Credit Agreement shall have the meanings given such terms in the Credit Agreement unless the context otherwise requires.

         2. DEFINITIONS.

                  2.1 CREDIT AMOUNT. The term "Credit Amount" shall mean the maximum amount of Loans which the Lender will make available to the Borrower which amount shall not exceed Six Million Dollars ($6,000,000); provided, however, that the aggregate outstanding principal balance of the Loans plus the Letter of Credit Obligations shall not exceed the Credit Amount.

                  2.2 BORROWING BASE.

                           (a) DEFINITION. The term "Borrowing Base" shall mean:

                                    (i) an amount (the "Accounts Receivable
                           Availability") of up to 80% of the net amount (as determined by the Lender after deduction of such reserves and allowances as the Lender deems proper and necessary) of the Borrower's Eligible Accounts Receivable; plus

                                    (ii) an amount (the "Inventory
                           Availability") of up to 50% of the net value (the lower of the cost, determined on a first in first out basis, or market value of such Inventory, as determined by the Lender after deduction of such reserves and allowances as the Lender deems proper and necessary) of the Borrower's Eligible Inventory.

                  2.3 LETTER OF CREDIT SUBLIMIT. The term "Letter of Credit Sublimit" shall mean $2,000,000.

                  2.4 TERMINATION DATE. The term "Termination Date" shall mean February 3, 2002.

                  2.5 ADDITIONAL DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

                           "Adjusted Eurodollar Rate": With respect to each
                  Interest Period applicable to a Eurodollar Rate Advance, the rate (rounded upward, if necessary, to the next one hundredth of one percent) determined by dividing the Eurodollar Rate for such Interest Period by 1.00 minus the Eurodollar Reserve Percentage.

                           "Advance": Any portion of the outstanding principal
                  balance under the Credit Agreement as to which the Borrower elected one of the available interest rate options and, if applicable, an Interest Period. An Advance may be a Eurodollar Rate Advance or a Reference Rate Advance.

                           "Applicable Margin":  With respect to:

                                    (a) Reference Rate Advances -- 0%.

                                    (b) Eurodollar Rate Advances -- 2.25%.

                           "Board": The Board of Governors of the Federal
                  Reserve System or any successor thereto.

                           "Eurodollar Business Day": A Business Day which is
                  also a day for trading by and between Lenders in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City.

                           "Eurodollar Rate": With respect to each Interest
                  Period applicable to a Eurodollar Rate Advance, the interest rate per annum (rounded upward, if necessary, to the next one-sixteenth of one percent) at which United States dollar deposits are offered to the Lender in the interbank Eurodollar market two Eurodollar Business Days prior to the first day of such Interest Period for delivery in Immediately Available Funds on the first day of such Interest Period and in an amount approximately equal to the Advance to which such Interest Period is to apply as determined by the Lender and for a maturity comparable to the Interest Period; provided, that in lieu of determining the rate in the foregoing manner, the Lender may substitute the per annum Eurodollar interest rate (LIBOR) for United States dollars displayed on the Reuters Screen LIBO Page two Eurodollar Business Days prior to the first day of the Interest Period. "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Screen (or such other page as may replace the LIBO page on that service) for the purpose of displaying London Interbank offered rates of major Lenders for United States dollar deposits.

                           "Eurodollar Rate Advance": An Advance with respect to
                  which the interest rate is determined by reference to the Adjusted Eurodollar Rate.

                           "Eurodollar Reserve Percentage": As of any day, that
                  percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member Lender of the Federal Reserve



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



                  System, with deposits comparable in amount to those held by the Lender, in respect of "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board. The rate of interest applicable to any outstanding Eurodollar Rate Advances shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                           "Interest Period": With respect to each Eurodollar
                  Rate Advance, the period commencing on the date of such Advance or on the last day of the immediately preceding Interest Period, if any, applicable to an outstanding Advance and ending one, two or three months thereafter, as the Borrower may elect in the applicable notice of borrowing, continuation or conversion; provided that:

                                    (1) Any Interest Period that would otherwise
                           end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

                                    (2) Any Interest Period that begins on the
                           last Eurodollar Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                                    (3) Any Interest Period that would otherwise
                           end after the Termination Date shall end on the Termination Date.

                           "Reference Rate": The rate of interest from time to
                  time publicly announced by Lender as its "reference rate." The Lender may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate hereunder or under any Note which is based on the Reference Rate, such interest rate shall change as and when the Reference Rate shall change.

                           "Reference Rate Advance": An Advance with respect to
                  which the interest rate is determined by reference to the Reference Rate.

                           "Regulatory Change": Any change after the date of the
                  Credit Agreement in federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of Lenders including the Lender under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.


         3.       INTEREST; FEES.

                  3.1 PROCEDURE FOR ADVANCES. Any request for an Advance must be given so as to be received by the Lender not later than 1:00 p.m. (Minneapolis time) two Eurodollar



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         Business Days prior to the date of the requested Advance if the Advance is requested as a Eurodollar Rate Advance and not later than 1:00 p.m. on the date of the requested Advance if the Advance is requested as a Reference Rate Advance. Each request for an Advance shall specify (i) the date of the Advance, (ii) the amount of the Advance to be made on such date which shall be in a minimum amount of $1,000 for Reference Rate Advances, or $500,000 for Eurodollar Rate Advances or, if more in either case, an integral multiple thereof, (iii) whether such Advance is to be funded as a Reference Rate Advance or a Eurodollar Rate Advance, and (iv) in the case of a Eurodollar Rate Advance, the duration of the initial Interest Period applicable thereto.

                  3.2 CONVERSIONS AND CONTINUATIONS. On the terms and subject to the limitations hereof, the Borrower shall have the option at any time and from time to time to convert all or any portion of the Advances into Reference Rate Advances or Eurodollar Rate Advances, or to continue a Eurodollar Rate Advance as such; provided, however that a Eurodollar Rate Advance may be converted or continued only on the last day of the Interest Period applicable thereto and no Advance may be converted or continued as a Eurodollar Rate Advance if a Default or Event of Default has occurred and is continuing on the proposed date of continuation or conversion. Advances may be converted to, or continued as, Eurodollar Rate Advances only in amounts of $500,000 or an integral multiple thereof. The Borrower shall give the Lender written notice of any continuation or conversion of any Advance and such notice must be given so as to be received by the Lender not later than 3:00 p.m. (Minneapolis time) two Eurodollar Business Days prior to requested date of conversion or continuation in the case of the continuation of, or conversion to, a Eurodollar Rate Advance. Each such notice shall specify (a) the amount to be continued or converted, (b) the date for the continuation or conversion (which must be (i) the last day of the preceding Interest Period for any continuation or conversion of Eurodollar Rate Advances, and (ii) a Eurodollar Business Day), and (c) in the case of conversions to or continuations as Eurodollar Rate Advances, the Interest Period applicable thereto. Any notice given by the Borrower under this Section shall be irrevocable. If the Borrower shall fail to notify the Lender of the continuation of any Eurodollar Rate Advance within the time required by this Section, such Advance shall, on the last day of the Interest Period applicable thereto, automatically be converted into a Reference Rate Advance of the same principal amount.

                  3.3 INTEREST RATES, INTEREST PAYMENTS AND DEFAULT INTEREST. Interest shall accrue and be payable on the Advances as follows:

                           3.3 (a) Each Eurodollar Rate Advance shall bear
                  interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of (i) the Adjusted Eurodollar Rate for such Interest Period, plus (ii) the Applicable Margin.

                           3.3(b) Each Reference Rate Advance shall bear
                  interest on the unpaid principal amount thereof at a varying rate per annum equal to the sum of (i) the Reference Rate, plus (ii) the Applicable Margin.

                           3.3 (c) Any Advance not paid when due, whether at the
                  date scheduled therefor or earlier upon acceleration, shall bear interest until paid in full at the




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



                  Default Rate, which shall be (i) during the balance of any Interest Period applicable to such Advance, at a rate per annum equal to the sum of the rate applicable to such Advance during such Interest Period plus 2.0%, and (ii) otherwise, at a rate per annum equal to the sum of (A) the Reference Rate, plus (B) the Applicable Margin for Reference Rate Advances, plus (C) 2.0%.

                           3.3 (d) Interest shall be payable (i) with respect to
                  each Eurodollar Rate Advance having an Interest Period of three months or less, on the last day of the Interest Period applicable thereto; (ii) with respect to any Eurodollar Rate Advance having an Interest Period greater than three months, on the last day of the Interest Period applicable thereto and on each day that would have been the last day of the Interest Period for such Advance had successive Interest Periods of three months duration been applicable to such Advance; (iii) with respect to any Reference Rate Advance, on the last day of each month; (iv) with respect to all Advances, upon any permitted prepayment (on the amount prepaid); and (v) with respect to all Advances, on the Termination Date; provided that interest under Section 3.3 (c) shall be payable on demand.

                  3.4 OPTIONAL PREPAYMENTS. The Borrower may prepay Reference Rate Advances, in whole or in part, at any time, without premium or penalty. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment shall be in a minimum amount of $10,000 or, if more, an integral multiple thereof. Except upon an acceleration following an Event of Default or upon termination of the Credit in whole, the Borrower may pay Eurodollar Rate Advances only on the last day of the Interest Period applicable thereto. Amounts paid (unless following an acceleration or upon termination of the Credit in whole) or prepaid on Advances under this
         Section 3.4 may be reborrowed upon the terms and subject to the conditions and limitations of the Credit Agreement.

                  3.5 INTEREST RATE NOT ASCERTAINABLE, ETC. If, on or prior to the date for determining the Adjusted Eurodollar Rate in respect of the Interest Period for any Eurodollar Rate Advance, the Lender determines (which determination shall be conclusive and binding, absent error) that:

                           (a) deposits in dollars (in the applicable amount)
                  are not being made available to the Lender in the relevant market for such Interest Period, or

                           (b) the Adjusted Eurodollar Rate will not adequately
                  and fairly reflect the cost to the Lender of funding or maintaining Eurodollar Rate Advances for such Interest Period,

         the Lender shall forthwith give notice to the Borrower of such determination, whereupon the obligation of the Lender to make or continue, or to convert any Advances to, Eurodollar Rate Advances, as the case may be, shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist. While any such suspension continues, all further Advances by the Lender shall be made as Reference Rate Advances. No such suspension shall affect the interest rate then in effect during the




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



         applicable Interest Period for any Eurodollar Rate Advance outstanding at the time such suspension is imposed.

                  3.6 INCREASED COST. If any Regulatory Change:

                           (a) shall subject the Lender to any tax, duty or
                  other charge with respect to its Eurodollar Rate Advances, its obligation to make Eurodollar Rate Advances or shall change the basis of taxation of payment to the Lender of the principal of or interest on Eurodollar Rate Advances or any other amounts due under this Agreement in respect of Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances (except for changes in the rate of tax on the overall net income of the Lender imposed by the jurisdiction in which the Lender's principal office is located); or

                           (b) shall impose, modify or deem applicable any
                  reserve, special deposit, capital requirement or similar requirement (including, without limitation, any such requirement imposed by the Board, but excluding with respect to any Eurodollar Rate Advance any such requirement to the extent included in calculating the applicable Adjusted Eurodollar Rate) against assets of, deposits with or for the account of, or credit extended by, the Lender or shall impose on the Lender or on the interbank Eurodollar market any other condition affecting its Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances;

         and the result of any of the foregoing is to increase the cost to the Lender of making or maintaining any Eurodollar Rate Advance, or to reduce the amount of any sum received or receivable by the Lender under this Agreement or under the Note, then, within 30 days after demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction. The Lender will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Lender to compensation pursuant to this Section. A certificate of the Lender claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of error. In determining such amount, the Lender may use any reasonable averaging and attribution methods. Failure on the part of the Lender to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any Interest Period shall not constitute a waiver of the Lender's rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent Interest Period.

                  3.7 ILLEGALITY. If any Regulatory Change shall make it unlawful or impossible for the Lender to make, maintain or fund any Eurodollar Rate Advances, the Lender shall notify the Borrower, whereupon the obligation of the Lender to make or continue, or to convert any Advances to, Eurodollar Rate Advances shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist. If the Lender determines that it may not lawfully continue to maintain any Eurodollar Rate Advances to the end of the applicable Interest Periods, all of the affected Advances shall



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         be automatically converted to Reference Rate Advances as of the date of the Lender's notice, and upon such conversion the Borrower shall indemnify the Lender in accordance with Section 3.8.

                  3.8 FUNDING LOSSES; EURODOLLAR RATE ADVANCES. The Borrower shall compensate the Lender, upon its written request, for all losses, expenses and liabilities (including any interest paid by the Lender to lenders of funds borrowed by it to make or carry Eurodollar Rate Advances to the extent not recovered by the Lender in connection with the re-employment of such funds and including loss of anticipated profits) which the Lender may sustain: (i) if for any reason, other than a default by the Lender, a funding of a Eurodollar Rate Advance does not occur on the date specified therefor in the Borrower's request or notice as to such Advance under Section 3.1 or 3.2, or (ii) if, for whatever reason (including, but not limited to, acceleration of the maturity of Advances following an Event of Default), any repayment of a Eurodollar Rate Advance, or a conversion pursuant to Section 3.7, occurs on any day other than the last day of the Interest Period applicable thereto. The Lender's request for compensation shall set forth the basis for the amount requested and shall be final, conclusive and binding, absent error.

                  3.9 DISCRETION OF LENDER AS TO MANNER OF FUNDING. The Lender shall be entitled to fund and maintain its funding of Eurodollar Rate Advances in any manner it may elect, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, but not limited to, determinations under Section 3.8, but excluding determinations that the Lender may elect to make from the Telerate System, Inc. screen) shall be made as if the Lender had actually funded and maintained each Eurodollar Rate Advance during the Interest Period for such Advance through the purchase of deposits having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

                  3.10 OVERDRAFT LOANS; OVER ADVANCES. Overdraft Loans and Over Advances shall bear interest at the rate(s) determined pursuant to
         Section 2.7 or Section 2.8 of the Credit Agreement, as applicable.

                  3.11 COMMITMENT FEE. The Borrower shall pay to the Lender a commitment fee for the period from the date hereof to the date the Credit terminates in an amount equal to the sum of .25% per annum on the average daily Unused Credit Amount that is between the outstanding balance of the Loans and the Borrowing Base plus .25% per annum on the average daily Unused Credit Amount that is between the Borrowing Base and the Credit Amount.

                  3.12 LETTER OF CREDIT FEES. The Borrower shall pay the Lender, or any Affiliate, a commission on the undrawn amount of each standby Letter of Credit and on each L/C Draft accepted by the Lender or such Affiliate, on any standby Letter of Credit, in an amount equal to 1.75% per annum. The Borrower will pay the Lender, or any Affiliate, a commission of .75% per annum (subject to a minimum fee of $50) on the drawn amount of all trade Letters of Credit, plus the Lender's or such Affiliate's standard issuance fee and out of pocket expenses.




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                  3.13 CREDIT TERMINATION FEE. Upon termination or cancellation of the Credit by the Borrower, the Borrower shall pay to the Lender a termination fee in an amount equal to one percent (1%) of the Credit Amount in the event that the Credit is terminated or canceled by the Borrower during the period from the date hereof through the one year anniversary of such date.

                  3.14. AUDIT FEES. In the absence of an Event of Default, fees for collateral audits shall be limited to $500 per day plus expenses for up to three collateral audits per year.

         4. ELIGIBLE ACCOUNT RECEIVABLE REQUIREMENTS. The Account Receivable must not be unpaid on the date that is 121 days after the date of the invoice evidencing such Account Receivable. If invoices representing 10% or more of the unpaid amount of all Accounts Receivable from any one Account Debtor are unpaid more than 120 days after the dates of such invoices, then all Accounts Receivable relating to such Account Debtor shall cease to be Eligible Accounts Receivable. The Account Receivable must not be for finance charges.

         5. ELIGIBLE INVENTORY REQUIREMENTS. The Inventory must be finished goods and not raw materials or work in process.

         6. Intentionally Omitted.

         7. ADDITIONAL COVENANTS. From the date of the Credit Agreement and thereafter until all of the Borrower's Obligations under the Credit Agreement are paid in full, the Borrower agrees that, unless the Lender shall otherwise consent in writing, it will not, and will not permit any Subsidiary to, do any of the following:

                  7.1 NET WORTH. Permit the Borrower's Net Worth to be less than twelve million dollars ($12,000,000) at any time.

                  7.2 CAPITAL EXPENDITURES. Make Capital Expenditures in an amount exceeding $2,500,000 on a consolidated basis in any fiscal year.

                  7.3 INTEREST COVERAGE RATIO. Permit the ratio, as of the last day of any fiscal quarter, of the Borrower's Earnings Before Interest and Taxes for the four consecutive fiscal quarters ending on that date to its consolidated interest expense (including, without limitation, imputed interest expense on Capitalized Leases) for the same period to be less than 1.1 to 1.0.


Borrower's Initials  __JSB__
Lender's Initials  __LHR__
Date: July 31, 1999.

                       CONFIRMATION OF SECURITY AGREEMENT

         Reference is made to that certain Third Party Security Agreement dated as of April 27th, 1999 (the "Security Agreement"), made and given by the undersigned to secure the Obligations (as defined in the Security Agreement) of PREMIUMWEAR , INC. (the "Borrower") under that certain Credit and Security Agreement dated as of February 4, 1997 (as amended, the "Credit Agreement"), between the Borrower and U.S. BANK NATIONAL ASSOCIATION, as assignee of FBS BUSINESS FINANCE CORPORATION (the "Lender").

         The undersigned acknowledges that it has received a copy of a proposed Third Amendment to Credit and Security Agreement to be dated on or about July 31, 1999 (the "Amendment"). The undersigned hereby (a) consents to the terms of the Amendment, and to the execution and delivery of the Amendment by the Borrower to the Lender; (b) acknowledges that the obligations of the Borrower to the Lender under the Credit Agreement constitute "Obligations" of the Borrower to the Lender within the meaning of the above-referenced Security Agreement; and
(c) reaffirms that the security interests granted pursuant to the Security Agreement secure, among other things, the Borrower's obligations and duties under the Credit Agreement and the obligations of the undersigned under the Security Agreement. The undersigned further reaffirms that all of the terms, covenants and conditions of the Security Agreement remain in full force and effect.

Date:    August 16, 1999.

                                           KLOUDA-LENZ

                                           By /s/ James S. Bury
                                              --------------------------------
                                              James S. Bury
                                              Its Secretary